BORROWING AGREEMENT

     This borrowing agreement (the "Borrowing Agreement") is made as of September 25, 1998, among: Westburg Media Capital L.P., a Washington limited partnership ("Lender"); Multi-Link Telecommunications, Inc., a Colorado corporation; Multi-Link Communications, Inc., a Colorado corporation and majority owned subsidiary of Multi-Link Telecommunications, Inc.; and the Pledgors and Guarantors hereinafter defined. Multi-Link Telecommunications, Inc. and Multi-Link Communications, Inc. are oftentimes hereinafter jointly and severally referred to as "Borrower."

                                    RECITALS

     A. Borrower has asked Lender to make a loan to Borrower, to be secured by: a lien and security interest in all of the assets of Borrower; by the joint and several personal guaranties of Nigel V. Alexander and Shawn B. Stickle; by the pledges of an aggregate of 1,600,000 of the issued and outstanding voting capital stock of Multi-Link Telecommunications, Inc. owned beneficially or of record by Mr. Alexander, Mr. Stickle or Blackhawk Trust, of which St Helier Trust Company Ltd. is the sole trustee; and by the pledge of 1,950 of the issued and outstanding shares of capital stock of Multi-Link Communications, Inc. owned beneficially or of record by Multi-Link Telecommunications, Inc. As additional consideration for the Loan, Borrower has also agreed to grant Lender warrants to purchase shares of the capital stock of Multi-Link Telecommunications, Inc. The proceeds of the loan will be used by Borrower to refinance existing indebtedness; to pay transaction costs incurred in connection with the Loan; and as working capital.

     B. Lender is willing to make the loan to Borrower on the terms and conditions set forth in this Borrowing Agreement and the other Loan Documents.


                                    AGREEMENT

     In consideration of the mutual covenants contained in this Borrowing Agreement, Borrower and Lender agree as follows:

     1. Definitions. Most of the capitalized terms used in this Borrowing Agreement and the other Loan Documents are defined below. Other capitalized terms are defined elsewhere in this Borrowing Agreement or in other of the Loan Documents.

               1.1 Borrower shall mean, jointly and severally, Multi-Link Telecommunications, Inc., a Colorado corporation, and Multi-Link Communications, Inc., a Colorado corporation and majority owned subsidiary of Multi-Link Telecommunications, Inc. Borrower shall also mean any successor or assign of Multi-Link Telecommunications, Inc. or Multi-Link Communications, Inc., including any successor created by merger, consolidation or other reorganization. Borrower is sometimes also referred to as Maker or Debtor in other of the Loan Documents.

               1.2 Borrowing Agreement shall mean this borrowing agreement as the same may be supplemented or amended.

               1.3  CS  Capital  shall  mean  CS  Capital   Corp.,   a  Colorado
          corporation, and a secured creditor of Borrower.

               1.4 Cure Period shall mean the period of time Borrower shall have to cure an Event of Default. If the Event of Default is a monetary default, the Cure Period shall be ten (10) days from the date Borrower first receives Notice of such Event of Default. If the Event of

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          Default is other than a monetary  default,  the Cure  Period  shall be fifteen (15) days from the date Borrower first receives such Notice. As used herein, a "monetary default" means a failure by Borrower to make any payment required of it by the Note or any other Loan Document.

               1.5 Event of Default shall mean any of the following events:

                    (i) if any  payment  due under  the Note or any  other  Loan
               Document is not paid within five (5) days of the date upon which such payment was due.

                    (ii) if any representation made in this Borrowing Agreement, any other Loan Document or any other document, certificate or report delivered by Borrower in connection with the Loan shall be false when made or shall be breached in any material respect.

                    (iii) if Borrower or any Guarantor shall breach any covenant contained in this Borrowing Agreement or in any other Loan Document, and such breach is not cured within fifteen (15) days after notice from Lender specifying the nature of the breach.

                    (iv) if any of the following shall occur:

                         (A) Borrower or any Guarantor becomes insolvent,  makes
                    a transfer in fraud to or an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due;

                         (B) A  receiver,  custodian,  liquidator  or trustee is
                    applied for by Borrower or any Guarantor, or is appointed for all or substantially all of the assets of Borrower or any Guarantor, or any such receiver, custodian, liquidator or trustee is appointed in any proceeding brought against Borrower or any Guarantor, and such appointment is not contested or is not dismissed or discharged within 60 days after such appointment, or Borrower or any Guarantor acquiesces in such appointment; (C) Borrower or any Guarantor files a petition for relief under the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or Borrower or any Guarantor seeks to take advantage of any insolvency law;

                         (D) A petition  against  Borrower or any  Guarantor  is
                    filed commencing an involuntary case under any present or future federal or state bankruptcy or similar law, and such petition is not dismissed or discharged within 60 days of filing;

                         (E) Borrower is dissolved or liquidated, or all or substantially all of the assets of Borrower are sold or otherwise transferred; or

                         (F) Any Guarantor ceases to be employed by or otherwise
                    affiliated with Borrower.

          1.6 Financing Statements shall mean such uniform commercial code financing statements as Lender may require to perfect any security interests granted to Lender under any of the Loan Documents.

          1.7 Guarantor shall mean each of Nigel V. Alexander and Shawn B. Stickle. Guarantors shall mean the Guarantors collectively.


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

          1.8 Guaranties shall mean the guaranties in the forms annexed to this Borrowing Agreement evidencing the Guarantors' personal guarantees of the payment and performance of Borrower's obligations under the Loan Documents. Guaranty shall mean the Guaranties singularly.

          1.9 Lender shall mean Westburg Media Capital L.P., a Washington limited partnership, acting by and through its general partner, Westburg Media Capital, Inc., a Washington corporation. Lender shall also mean any successor or assign of Westburg Media Capital L.P. Lender is sometimes also referred to as Holder, Secured Party, Senior Lender or Westburg Media in other of the Loan Documents.

          1.10 Loan shall mean the loan made by Lender to Borrower and evidenced by this Borrowing Agreement and the other Loan Documents.

          1.11 Loan Documents shall mean this Borrowing Agreement, the Note, the Security Agreement, the Financing Statements, the Pledge Agreements, the Guaranty, the Warrant Certificate and the Subordination Agreement, and any amendments or supplements to such documents.

          1.12 Note shall mean the promissory note in the form annexed to this Borrowing Agreement evidencing amounts borrowed by Borrower under the Loan and establishing the terms by which such borrowing shall be repaid. The term Note also includes any amendment to, or renewal or replacement of such promissory note.

          1.13 Notice shall mean any notice or other communication required or permitted under this Borrowing Agreement or any of the other Loan Documents. Notice shall be in writing and shall be deemed sufficiently given and served for all purposes if hand delivered, if sent by overnight express mail or if sent by certified United States mail return receipt requested. If sent to Lender, Notice shall be addressed to Westburg Media Capital L.P., P.O. Box 28951, Spokane, Washington 99228, Attention: John Weller (or if sent by overnight express mail, to Westburg Media Capital L.P., 11809 North Highwood Court, Spokane, Washington 99218, Attention:
     John Weller); if sent to Borrower, Notice shall be addressed to Multi-Link Telecommunications, Inc., 811 Lincoln Street, Fifth Floor, Denver, Colorado 80203, Attention: Nigel V. Alexander; and if sent to a Guarantor or a Pledgor, Notice shall be addressed to such Guarantor or Pledgor, in care of Borrower at the aforementioned address.

          1.14 Pledge Agreements shall mean the pledge agreement in the form annexed to this Borrowing Agreement creating a lien and security interest in the issued and outstanding shares of voting capital stock of Multi-Link Telecommunications, Inc. owned beneficially or of record by Nigel Alexander, Shawn B. Stickle and Blackhawk Trust, and the pledge agreement in the form annexed to this Borrowing Agreement creating a lien and security interest in the issued and outstanding shares of capital stock of Multi-Link Communications, Inc. owned beneficially or of record by Multi-Link Telecommunications, Inc.

          1.15 Pledgor shall mean, with respect to the Pledge Agreement covering the issued and outstanding voting capital stock of Multi-Link Telecommunications, Inc., each of Nigel Alexander, Shawn B. Stickle and Blackhawk Trust; and, with respect to the Pledge Agreement covering the issued and outstanding capital stock of Multi-Link Communications, Inc., Multi-Link Telecommunications, Inc. Pledgors shall mean all of the Pledgors collectively.

          1.16 Security Agreement shall mean the security agreement in the form annexed to this Borrowing Agreement creating a first priority security interest in Borrower's accounts receivable, inventory, equipment, leasehold interests and the rents therefrom, and the pledged interests, whenever acquired, under the Uniform Commercial Code of Colorado and such other states in which such collateral is or may be located.

          1.17 Subordination Agreement shall mean the subordination agreement in the form annexed to this Borrowing Agreement evidencing the subordination of prior indebtedness held by CS Capital to the Loan.



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

          1.18 Warrant Certificate shall mean the stock purchase warrant in the form annexed to this Borrowing Agreement evidencing the grant to Lender of warrants to purchase up to 250,000 shares of common stock, no par value per share, of Multi-Link Telecommunications, Inc. at the price of $2.50 per share over a period of five years.

     2. The Loan. Lender shall loan Borrower the principal amount of up to $2,100,000, and Borrower shall borrow from and repay such amount to Lender, with interest, as is more fully set forth in the Note.

     3. Loan Documents. The Loan will be evidenced, guaranteed and secured by the Loan Documents, and any other documents which Lender may require, all of which must be acceptable to Lender in form and content.

     4. Loan Fee. In consideration of Lender's execution of this Borrowing Agreement, evidencing Lender's commitment to make the Loan on the terms and conditions of this Borrowing Agreement, Borrower shall pay to Lender a loan fee in the amount of $42,000 (the "Loan Fee"). The Loan Fee shall be fully earned by Lender upon the execution of this Borrowing Agreement by both parties, and shall be advanced to Borrower, and simultaneously paid to Lender, as part of the initial advance under the Note.

     5. Transaction Fee. Borrower shall pay to Lender a transaction fee in the amount of $21,000 (the "Transaction Fee") to reimburse Lender for its legal, travel, filing, recording and other out-of-pocket costs incurred in connection with the Loan. The Transaction Fee shall be fully earned by Lender upon the execution of this Borrowing Agreement by both parties; the sum of $7,500, representing a portion of the Transaction Fee, is hereby acknowledged as having been paid; the sum of $13,500, representing the balance of the Transaction Fee, shall be payable at closing; provided, however, that if Lender elects not to make the Loan because Borrower has not complied with any of the pre-closing requirements set forth in Section 7 of this Borrowing Agreement, then Lender shall not require payment of that portion of the Transaction Fee that has not theretofore been paid to Borrower.

     6. Representations and Warranties. Multi-Link Telecommunications, Inc., Multi-Link Communications, Inc. and each Guarantor jointly and severally represent and warrant to and for the benefit of Lender as follows:

          6.1 Organization and Standing. Multi-Link Telecommunications, Inc. and Multi-Link Communications, Inc. are corporations duly organized, validly existing and in good standing in the State of Colorado, and are duly qualified to transact business as foreign corporations in such other jurisdictions, if any, where such qualification is necessary.

          6.2 Certificates and Articles of Incorporation and Bylaws. Multi-Link Telecommunications, Inc. and Multi-Link Communications, Inc. have made available to Lender or its counsel true, correct and complete copies of their respective certificates and articles of incorporation, their bylaws and any other constating documents or agreements affecting the rights of their respective shareholders, each as amended or restated to date.

          6.3 Power and Authorization. Multi-Link Telecommunications, Inc. and Multi-Link Communications, Inc. have all requisite power to execute and deliver this Borrowing Agreement and the other Loan Documents to which it is a party, and to carry out and perform its obligations under this Borrowing Agreement and the Loan Documents. All action on the part of Multi-Link Telecommunications, Inc. and Multi-Link Communications, Inc., their respective directors, and, if necessary, their respective shareholders, for the authorization, execution, delivery and performance of this Borrowing Agreement and the Loan Documents has been taken or will be taken prior to closing, and will not be in conflict with, result in a breach of or constitute a default under any agreement to which either corporation or any Guarantor is subject. This Borrowing Agreement and the


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


     other Loan Documents, when executed and delivered by Borrower, Guarantors and Pledgors, will constitute valid and legally binding obligations of the parties thereto in accordance with their terms, except to the extent their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Nigel V. Alexander and Shawn
     B. Stickle are executive officers of Multi-Link Telecommunications, Inc. and Multi-Link Communications, Inc., and have the full right and authority to execute this Borrowing Agreement and the other Loan Documents on behalf of such entities. Each Guarantor and Pledgor named in this Borrowing Agreement and the other Loan Documents has the full right and authority to execute this Borrowing Agreement and the other Loan Documents to which each is a party, and to perform his or her obligations as a guarantor and pledgor thereunder.

          6.4 Capitalization. The authorized capital of Multi-Link Telecommunications, Inc. consists of 20,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, $.01 par value, of which 2,496,918 shares of common stock are issued and outstanding; of these, 1,937,500 shares of common stock, constituting 77.6% of Multi-Link Telecommunications, Inc.'s issued and outstanding shares of common stock, are owned beneficially or of record by Nigel Alexander, Shawn B. Stickle and Blackhawk Trust. Other than the Warrants to be issued to Lender at closing, the Warrant to be issued to CS Capital, and options granted pursuant to the Multi-Link Telecommunications, Inc. Stock Option Plan, which authorizes the issuance of up to 400,000 shares of common stock of the Borrower, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock of Multi-Link
     Telecommunications,    Inc.   The   authorized    capital   of   Multi-Link
     Communications, Inc. consists of 1,000,000 shares of capital stock, of which 2,000 shares are issued and outstanding; of these, 1,950 shares, constituting 97.5% of Multi-Link Communications, Inc.'s issued and outstanding shares, are owned beneficially or of record by Multi-Link
     Telecommunications, Inc. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock of Multi-Link Communications, Inc.

          6.5 All Approvals and Consents Obtained. The execution, delivery and performance of the Loan Documents by Borrower and each Guarantor and Pledgor has been approved or consented to by all persons or entities whose approval or consent is required. Lender's exercise of any remedies available to it under the Loan Documents does not require the approval or consent of any person.

          6.6 No Untrue Statements of Material Fact. All information in the Loan Documents or in connection with such documents given to Lender by Borrower and each Guarantor and Pledgor, specifically including financial information concerning Borrower, was true, complete and correct when given and will be true, complete and correct at closing. No such information contains any untrue statement of a material fact or omits a material fact necessary to make such information not misleading.

          6.7 Business Operated in Conformance with Laws. Borrower's business has been operated in material conformance with all applicable laws and regulations. Borrower has obtained all permits, licenses and authorizations needed to operate its business. Borrower has not received any opinion or memorandum or legal advice from any legal counsel to the effect that there is any liability or disadvantage relating to its business that may be material to Borrower.

          6.8 Environmental Compliance. To the best knowledge of Borrower, no part of the real property owned or leased by Borrower (all of which is hereinafter referred to as the "Property") is (i) targeted for clean-up or remediation of Hazardous Substances (which are hereinafter defined) or (ii)


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


     otherwise not in compliance with applicable Environmental Laws (which are also hereinafter defined). To the best knowledge of Borrower, there are no Hazardous Substances on, in or under the Property or any part thereof which are in violation of applicable Environmental Laws, and there are no underground storage tanks on or under the Property. To the best knowledge of Borrower, each prior owner or lessor of the Property has owned and operated the Property in compliance with all applicable Environmental Laws. The term "Hazardous Substance" means any substance or material defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including petroleum products and friable asbestos. The term "Environmental Law" means federal, state or local law, ordinance, rule or regulation relating to pollution or protection of the environment or actual or threatened releases, discharges or emissions into the environment.

          6.9 Title to Assets. Borrower has good and clear record and marketable title to its properties and title or valid and subsisting interests in its other assets. Except as otherwise disclosed to Lender in writing on
     Schedule 6.9 attached hereto, such assets are free and clear of liens, encumbrances and adverse claims. The personal property of Borrower comprise all of the property that has been used by Borrower for the operation of its business, and is in good operating condition and repair, subject only to ordinary normal wear and tear.

          6.10 Use of Loan Proceeds. The proceeds of the Loan will be used by Borrower to refinance existing indebtedness; to pay transaction costs incurred in connection with the Loan; and as working capital.

     7. Pre-Closing Requirements and Initial Advance; Additional Advances.

          7.1 Pre-Closing Requirements and Initial Advances. Prior to and as a condition precedent to the closing of the Loan and the initial advance of funds under the Note, the conditions set forth below must be met to Lender's satisfaction. In addition, Borrower must meet to Lender's satisfaction all other conditions to the closing and initial disbursement of the Loan as may have been specified in writing by Lender to Borrower pursuant to a loan commitment, term sheet, exhibit letter or other written instrument. The term "closing" used in this Borrowing Agreement shall mean the date the conditions to the initial disbursement of proceeds of the Loan are satisfied.

               7.1.1 Loan Documents. All of the Loan Documents shall have been executed and delivered to Lender by Borrower, each Guarantor, each Pledgor and such other persons or entities as Lender may require, as their interests appear; the Financing Statements and fixture filings shall have been filed in all places necessary to perfect the liens and security interests created by the Loan Documents; and any other Loan Documents to be recorded or filed shall have been duly recorded and filed in the appropriate offices.

               7.1.2 Loan Fee. Borrower shall have paid the Loan Fee.

               7.1.3 Transaction Fee. Borrower shall have paid the Transaction Fee.

               7.1.4 UCC Searches. Lender shall have conducted uniform commercial code searches of Borrower, each Guarantor and such other persons and entities as Lender may require, and such searches shall show no filings related to or which could relate to the collateral for the Loan, other than filings made pursuant to the Loan Documents or otherwise approved by Lender.


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               7.1.5  Financial  Condition.  Lender shall be satisfied  that the financial condition and credit of Borrower, and all information relating to its business, is as represented to Lender, without any material change.

               7.1.6 Permits and Licenses. Borrower shall have obtained all permits and licenses needed to own and operate its business, or shall have valid and subsisting agreements pursuant to which such permits and licenses shall be acquired.

               7.1.7 Litigation. There shall be no litigation pending against Borrower or any Guarantor which, in Lender's opinion, could or does affect Borrower's ability to operate its business, or Borrower's or such Guarantor's ability to otherwise perform all of the terms and provisions of this Borrowing Agreement and the other Loan Documents to which Borrower or such Guarantor is a party.

               7.1.8 Restructuring of CS Capital Loan. CS Capital shall have restructured its loan with Borrower. Such restructuring shall provide that $300,000 in principal amount of indebtedness owed it by Borrower shall be converted into equity of Borrower; that the remaining indebtedness shall not exceed $515,000 in principal amount; that Borrower shall be required to pay interest only on such indebtedness, at a rate not to exceed 15% per annum, for a period of not less than one year; and that principal payments shall be made (i) only from funds derived from subsequent debt or equity financings of Borrower, or (ii) on and after October 30, 1999; and that the loan shall be expressly subordinate to the Loan (as provided in the Subordination Agreement). In addition, Borrower shall furnish Lender with written evidence of such restructuring.

               7.1.9 Other Conditions. All other provisions of this Borrowing Agreement or any other Loan Document to be complied with prior to the closing and initial disbursement of the Loan shall have been complied with, and all of the representations and warranties of Borrower and any Guarantor in this Borrowing Agreement and the other Loan Documents shall be true and correct in all material respects. If Lender disburses Loan funds without requiring Borrower or any Guarantor to satisfy each of the foregoing conditions, Borrower's obligation to meet the unsatisfied conditions shall not be deemed waived (unless specifically waived in writing by Lender) and Lender may require compliance with each of such conditions before further Loan disbursements are made.

          7.2 Additional Advances. Prior to and as a condition precedent to each additional advance of funds under the Note following closing, the conditions set forth in Sections 7.1.5, 7.1.6, 7.1.7 and 7.1.8 shall have been satisfied.

     8. Covenants of Borrower and each Guarantor. Borrower and each Guarantor jointly and severally covenant with and for the benefit of Lender as follows.
Such covenants shall continue in effect for so long as any amount remains outstanding under the Note, or any other obligation under any of the Loan Documents remains to be performed.

          8.1 Financial Reports and Related Information. Borrower shall promptly furnish to Lender such information with respect to Borrower's business as Lender may from time-to-time reasonably request, and shall promptly notify Lender of any material occurrence affecting Borrower's business or its assets. Without limiting the generality of the foregoing, Borrower shall provide financial statements to Lender on a quarterly basis and within 30 days of the end of each quarter. Borrower shall also provide Lender, no less often than monthly, with copies of its bank statements, and no less often than quarterly shall furnish Lender with a certificate in form and


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


     substance acceptable to Lender certifying, if true, that it is in compliance with all of the terms and conditions of the Loan Documents. Borrower shall also provide Lender with a copy of its annual budgets, when the same become available, and Borrower and each Guarantor shall each provide Lender with copies of their respective annual financial statements (which, in the case of Borrower, shall be audited) within 90 days of the end of each year. If Borrower or any Guarantor is delinquent in furnishing Lender with the information specified in this Section 8.1, Borrower agrees to pay Lender a late fee of $100.

          8.2 Compliance with Laws. Borrower shall comply with all applicable laws and regulations in connection with the operation of its business.

          8.3 Maintenance of Liability and Property Insurance. Borrower shall maintain a policy or policies of general liability insurance naming Lender as an additional insured and insuring Borrower and Lender against any liability arising from the conduct of Borrower's business, which insurance shall be in an amount reasonably acceptable to Lender. In addition, Borrower shall maintain a policy or policies of insurance naming Lender as an additional insured and insuring Borrower's physical assets against risk of damage, loss and destruction in accordance with customary industry standards, in such amounts and with such insurance company or companies as Lender reasonably may specify. Each such policy shall provide that it cannot be canceled or materially altered unless Lender is given at least 30 days' advance written notice.

          8.4 Maintenance of Ratios. Borrower shall maintain the following ratios, on a consolidated basis:

               8.4.1 Ratio of Debt to Annualized Cash Flow. Borrower's ratio of debt to annualized cash flow shall not exceed 3.00 to 1, determined quarterly in arrears. As used herein, "debt" shall mean unpaid interest and principal of the Loan and any other indebtedness owed by Borrower, and "annualized cash flow" shall mean Borrower's annualized earnings, based on the trailing three months, before deduction for interest, depreciation, the amortization of goodwill and intangible assets, and federal and state income taxes.

               8.4.2 Ratio of Cash Flow to Interest, Principal and Taxes. Borrower's ratio of annualized cash flow to interest, principal and taxes shall not be less than 1.25 to 1, determined quarterly in arrears, based on the trailing three months' cash flow and interest expense, principal payments and accrued federal and state income tax expense during such period.

          8.5 Limitations on Indebtedness. Without the written consent of Lender, Borrower shall incur no indebtedness in any calendar year or portion thereof other than the Loan; trade payables incurred in the normal course of business; the indebtedness specified in the Subordination Agreement; indebtedness to The Associates Capital Corporation incurred in connection with the purchase of switching equipment (which indebtedness does not exceed $650,000 in principal amount); and such additional indebtedness, which, if incurred by Borrower and added to the indebtedness specified in this Section 8.5, would not cause Borrower's aggregate indebtedness to exceed three times its annualized cash flow (as defined in Section 8.4.1).

          8.6 Limitations on Capital Expenditures. Without the written consent of Lender, Borrower shall not incur capital expenditures in excess of the greater of: $500,000 or 75% of its excess cash flow during any fiscal year. As used herein, "excess cash" flow shall be defined as cash flow (as defined in Section 8.4.1) less all scheduled interest and principal payments with respect to the Loan and any other indebtedness of Borrower that are paid or accrued during such year, and state and federal income taxes, and property taxes, paid or accrued during such year.

          8.7 Limitations on Distributions. Without the written consent of Lender, Multi-Link Telecommunications, Inc. shall neither pay nor declare any dividends, nor make any other distributions to its shareholders, in any calendar year, in excess of an amount determined by subtracting from excess cash flow for such year (as defined in Section 8.6) the amount of capital expenditures made or accrued during such year; provided, however, that if Borrower shall pay a dividend or other distribution pursuant to this
     Section 8.7, it shall also be required to make a prepayment of the Note, from excess cash flow, in an amount equal to 50% of such dividend or distribution.

          8.8 Further Assurances. Borrower and each Guarantor shall from time-to-time perform such further acts, execute such additional documents or deliver such further assurances as Lender may reasonably request and as may be necessary to implement the intent of the parties to this Borrowing Agreement or to create, perfect, maintain or preserve the security interests created or intended to be created by the Loan Documents.

          8.9 Access to Books and Records. Borrower shall permit Lender and its representatives to review and copy the books and records of Borrower upon reasonable notice. Lender understands that such books and records may contain proprietary or confidential information, and agrees to use all reasonable efforts to maintain the proprietary or confidential nature of such information.

          8.10 No Other Liens or Security Interests. Borrower shall permit no lien or other encumbrance of its assets, nor grant any security interest with respect thereto, other than the liens and encumbrances favoring Lender created by the Security Agreement and the liens and encumbrances set forth on Schedule 8.10 to this Borrowing Agreement.

     9. Closing. The closing of the Loan shall occur as of, and be evidenced by, the completion of the following events:

          9.1 Execution of Loan Documents. Borrower, each Guarantor and each Pledgor shall sign (and, where appropriate, acknowledge) and deliver to Lender this Borrowing Agreement and the other Loan Documents each is required to sign.

          9.2 Insurance. If not previously delivered, Borrower shall deliver to Lender a certificate or certificates evidencing the insurance coverage specified in Section 8.3 of this Borrowing Agreement.

          9.3 Stock Certificates. Nigel Alexander, Shawn B. Stickle and Blackhawk Trust shall deliver to Lender a stock certificate or certificates evidencing his or its ownership of the shares of voting capital stock of Multi-Link Telecommunications, Inc. pledged pursuant to the Pledge
     Agreement, duly endorsed in blank or accompanied by stock powers duly executed in blank. In addition, Multi-Link Telecommunications, Inc. shall deliver to Lender stock certificates evidencing its ownership of the shares of capital stock of Multi-Link Communications, Inc., duly endorsed in blank or accompanied by stock powers duly executed in blank.

          9.4 Opinion of Borrower's Counsel. Borrower shall deliver to Lender an opinion of its counsel substantially in the form annexed to this Borrowing Agreement.

          9.5 Funding of Loan. Lender shall advance the sum of $1,800,000 to or on behalf of Borrower at closing (from which it will pay itself the Loan Fee and the unpaid portion of the Transaction Fee) against receipt of a compliance certificate signed by Borrower's president and chief executive officer and each Guarantor, signifying that Borrower and each Guarantor is in full compliance with all of the terms, conditions and covenants this Borrowing Agreement and the other Loan Documents, and that all of the representations and warranties of Borrower and each Guarantor were true and correct when made and are true and correct as of the closing. Such advance shall be disbursed by Lender, to or for the benefit of Borrower as set forth on Schedule 9.5-A of this Borrowing Agreement. Borrower shall, in turn, disburse funds advanced to it in the amounts and to the persons or entities set forth in Schedule 9.5-B, against receipt of any collateral held by such recipients (together with any uniform commercial code termination statements necessary to terminate any financing statements of record). Borrower shall advance additional sums to Borrower, not to exceed $300,000 in aggregate principal amount, upon Borrower's written request and against receipt of an additional or supplementary compliance certificate.

     10. Remedies on Default; Right to Cure.

          10.1 Remedies on Default. Upon the occurrence of an Event of Default and the expiration of the applicable Cure Period, Lender, at its option, may: accelerate all amounts owing on the Note and the other Loan Documents, in which event such accelerated amounts shall become immediately due and payable; pursue any one or more of the remedies set forth in this Borrowing Agreement or in any of the other Loan Documents, either concurrently or successively; or pursue any and all other remedies available to Lender at law or in equity. No remedy conferred upon or reserved to Lender in this Borrowing Agreement, in any other Loan Document or at law or in equity shall be exclusive of any other remedy available to Lender. To the extent permitted by applicable law, all such remedies shall be cumulative and in addition to every other remedy available to Lender.

          10.2 Right to Cure. Notwithstanding any other provision of this Borrowing Agreement or any other Loan Document, Borrower shall have a right to cure an Event of Default within the applicable Cure Period.

     11. Indemnity. Borrower and each Guarantor shall jointly and severally indemnify and defend Lender against, and hold Lender harmless from, any and all losses, liability, claims, damages, costs and expenses (including reasonable attorneys' fees and court costs, including fees and costs associated with any appeal or any bankruptcy) that Lender may suffer or incur, or to which Lender may be subjected, by reason of, or directly or indirectly arising out of or in connection with any actual or alleged default or breach by Borrower or any Guarantor under any of the Loan Documents. Upon demand by Lender, Borrower shall promptly defend any action or proceeding brought against Lender in connection with the foregoing.

     12. Special Provisions Regarding the Warrant Certificate.

          12.1 Lock-Up Agreement. In the event Multi-Link Telecommunications, Inc. completes an Initial Public Offering of its capital stock (as such term is defined in the Warrant Certificate), and in the further event the stockholders of Multi-Link Telecommunications, Inc. are required by the underwriter of such offering to enter into a lock-up or similar agreement restricting their ability to resell their shares of stock following the Initial Public Offering, then, upon the request of the underwriter, Lender shall enter into the same or similar lock-up agreement, restricting Lender's ability to resell the shares of capital stock of Multi-Link Telecommunications, Inc. obtained upon the exercise of the Warrant Certificate. The foregoing notwithstanding, Lender shall not be obligated to enter into any lock-up or similar agreement that would restrict its ability to resell such stock for a period of more than twelve months from the effective date of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering.

          12.2 Redemption. In the event Multi-Link Telecommunications, Inc. has not completed an Initial Public Offering prior to the Expiry Date (as such term is defined in the Warrant Certificate), then Borrower, upon written request of Lender, shall be required to repurchase the shares of capital stock of Multi-Link Telecommunications, Inc. obtained upon the exercise of the Warrant Certificate at Fair Market Value. As used herein, "Fair Market Value" shall be: (i) in the event an Initial Public Offering was not commenced, the value determined by Borrower and Lender; or (ii) in the event an Initial Public Offering was not commenced and Borrower and Lender cannot arrive at a determination of value, the value determined by a qualified appraiser jointly selected by Borrower and Lender (provided however, that if Borrower and Lender cannot agree on a joint appraiser, then they shall each select an appraiser, and the average of the two appraisals shall be controlling; and provided, further, that if the two appraisals differ by a factor of more than 20%, the two appraisers so chosen shall select a third appraiser who shall conduct a third appraisal, in which event Fair Market Value shall be the average of the two appraisals closest in value (of the three appraisals then prepared).

     13. Miscellaneous Provisions.

          13.1 Integration; Amendment and Modification. This Borrowing Agreement and the other Loan Documents constitute the full agreement of the parties with respect to the Loan and supersede all prior written or oral negotiations or agreements. This Borrowing Agreement and the other Loan Documents can be extended, modified or amended only in writing and only if signed by Lender and each other party thereto.

          13.2 Costs and Expenses in Event of Default. Borrower and each Guarantor jointly and severally agree to pay on demand all costs and expenses of Lender incurred in connection with an Event of Default, including all reasonable attorneys' fees and costs incurred by Lender in enforcing any of the provisions of such Loan Documents or in collecting payments due under the Note or any other Loan Document through litigation or other dispute resolution. Such fees, costs and other expenses shall include all statutory costs and disbursements, all fees and costs associated with discovery depositions and expert witness fees, and all out-of-pocket costs incurred by Holder in the prosecution or defense of the action. For purposes of this section, the phrase "litigation or other dispute resolution" shall be deemed to include any proceeding commenced in any court of general or limited jurisdiction, any arbitration or mediation, any proceeding commenced in the bankruptcy courts of the United States, and any appeal from any of the foregoing. The amount of all such costs and expenses shall bear interest at the default rate specified in the Note from the date of demand and shall be secured by the Loan Documents.

          13.3 Assignments. This Borrowing Agreement and the other Loan Documents may be assigned by Lender, in whole or in part and in its sole discretion, upon Notice but without the consent or approval of any other party hereto. Neither this Borrowing Agreement nor the other Loan Documents may be assigned by Borrower, in whole or in part, without the prior written consent of Lender, which consent shall not be withheld unreasonably.

          13.4 Venue and Applicable Law. This Borrowing Agreement and the other Loan Documents are made in accordance with, and shall be interpreted and enforced pursuant to, the laws of the State of Washington, including the Washington Uniform Commercial Code, and the federal laws of the United States of America. If any action or other proceeding shall be brought in connection with this Borrowing Agreement or any other Loan Document, the venue of such action may, in the discretion of Lender, be in Spokane County, Washington. Borrower and each Guarantor and Pledgor hereby consents to the exclusive personal jurisdiction of the Superior Court of Spokane County and the United States District Court for the Eastern District of Washington. 13.5 Counterpart Execution. This Borrowing Agreement may be signed in counterparts and by telefacsimile (to be followed by original signatures), and the counterparts combined shall constitute a binding agreement among all parties.

          13.6 Time of Essence. Time is of the essence of this Borrowing Agreement and the other Loan Documents.

          13.7 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of Borrower and each Guarantor contained in this Borrowing Agreement and the other Loan Documents shall survive closing.

          13.8 Invalid Provision. If any provision of this Borrowing Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Borrowing Agreement, such provision shall be fully severable. This Borrowing Agreement shall be construed and enforced as if such illegal or otherwise unenforceable provision had never comprised a part hereof. The remaining provisions of this Borrowing Agreement shall remain in full force and effect and shall not be affected. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Borrowing Agreement a legal, valid and enforceable provision as similar in terms and intent to such illegal, invalid or unenforceable provision as may be legally possible.

          13.9 Successors. Subject to the provisions of this Borrowing Agreement restricting assignments, all rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of their heirs, personal representatives, successors and assigns.

          13.10 Waiver. No right or obligation under this Borrowing Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation on any other instance, in any other respect, or at any other time. No failure on the part of Lender to exercise, and no delay in exercising, any right or obligation under this Borrowing Agreement shall operate as a waiver thereof.















          [The balance of this page has been left blank intentionally.]

               ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY,
      EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT
                        ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties have executed this Borrowing Agreement the day and year first above written.

LENDER:

Westburg  Media Capital L.P.,
a Washington limited partnership,
acting by and through its general partner, Westburg Media Capital, Inc.

/s/
-----------------------------------------
Its duly authorized officer

BORROWER:

Multi-Link Telecommunications, Inc.,
a Colorado corporation

/s/
-----------------------------------------
its duly authorized officer

Multi-Link Communications, Inc.,
a Colorado corporation

/s/
-----------------------------------------
its duly authorized officer

GUARANTORS:

/s/ Nigel V. Alexander
-----------------------------------------
Nigel V. Alexander

/s/ Shawn B. Stickle
-----------------------------------------
Shawn B. Stickle

                                  Schedule 6.9

Liens and Encumbrances:

1. The lien and security interest of The Associates Capital Corporation.

2. The lien and security interest of Sprint Telemagine

3. The lien and security interest of CS Capital Corp.

                                  Schedule 8.10


Other Permitted Liens:

                                 Schedule 9.5-A


Disbursement of Initial Advance:


1.   $844,500 shall be wire transferred to Borrower.

2.   $900,000 shall be wire transferred to CS Capital Corp.

3. $55,500 of the initial advance shall be retained by Lender in payment of the Loan Fee and that portion of the Transaction Fee not theretofore paid.

                                 Schedule 9.5-B


Payments to be Made by  Borrower  from that  Portion of the  Initial  Advance to
Borrower:

1. $30,000 shall be disbursed to Robert and Lynne Williams in full payment of amounts owed them by Borrower, against receipt of those shares of Multi-Link Communications, Inc. held by them as collateral.

2. $25,000 shall be disbursed to Blackhawk Trust in full payment of amounts owed it by Borrower, against receipt of any collateral held by it.

3. $6,000 shall be paid to Joanne and Hughes Webb in full payment of amounts owed them by Borrower, against receipt of any collateral held by them.

4. $97,000 shall be disbursed to Harbor Settlement in full payment of amounts owed it by Borrower, against receipt of any collateral held by it.

5. $13,000 shall be disbursed to Shawn Stickle in full payment of amounts owed him by Borrower, against receipt of any collateral held by him. In addition, $91,000 shall be advanced to Mr. Stickle in payment of accrued salary.

6. $11,000 shall be disbursed to Arcadia Financial in full payment of amounts owed it by Borrower, against receipt of any collateral held by it.

7. $11,000 shall be disbursed to Arcadia Financial in full payment of amounts owed it by Borrower, against receipt of any collateral held by it.

8. $178,000 shall be disbursed to Octagon Strategies in full payment of amounts owed it by Borrower, against receipt of any collateral held by it, and in payment of accrued consulting fees.

9. $6,000 shall be disbursed to Sprint Telemagine in full payment of amounts owed it under certain equipment leases, against receipt of any collateral held by it.

10. $43,000 shall be disbursed to Ron Stickle in full payment of amounts owed him by Borrower, against receipt of any collateral held by him.